Exhibit 99.1
Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Second Quarter 2009 Results

August 14, 2009, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced second quarter 2009 net sales of $260.6 million, a 23.6% decrease from the $341.3 million for the same period in 2008.  For the first half of 2009, net sales were $443.3 million or 25.8% lower than the $597.7 million of net sales for the first half of 2008.

Adjusted EBITDA for the second quarter of 2009 was $41.5 million compared to $41.2 million for the second quarter of 2008.  Adjusted EBITDA for the first half of 2009 was $28.2 million compared to $46.4 million for the first half of 2008.

Net loss for the second quarter was $8.0 million compared to a net loss of $19.5 million for the second quarter of 2008.  Net loss for the first half of 2009 was $63.5 million compared to a net loss of $41.3 million for the first half of 2008.

Gary E. Robinette, President and CEO, said “Ply Gem's second quarter and first half of 2009 sales and Adjusted EBITDA results continue to reflect the challenging conditions that exist in the housing market today.  However, despite the fact that single family housing starts were down 51.6% and 36.2% in the first and second quarters of 2009, respectively, Ply Gem demonstrated an improvement in our second quarter Adjusted EBITDA compared to last year.  Our Adjusted EBITDA performance is a direct result of our continued focus on taking profitable market share and managing our overall cost structure which includes the actions that we have taken to realign our capacity during this historic housing slump.  We will continue to realign our cost structure as necessary for current and future market demand.  At the same time, we are focused on maximizing cash flow and outperforming the market place in all business units, allowing us to emerge stronger when the housing market recovers.”

Ply Gem, headquartered in Cary, N.C., is committed to helping North America’s homebuilders, remodelers, architects, distributors, dealers and retailers do more than build homes. Ply Gem wants to help them build their business. The Company offers an unmatched solution to exterior building product needs with a portfolio that includes leading window, door, siding and accessories, stone veneer, fence and rail brands so there is something for every project. Ply Gem siding brands include Mastic® Home Exteriors, Variform®, NAPCO®, United Stone Veneer, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief® and Monticello® Columns. Ply Gem windows manufactures and markets vinyl, vinyl-clad, wood-clad, aluminum-clad, and aluminum window and patio door brands including Ply Gem® Windows, CWD® Windows and Doors and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,300 people across North America. Visit www.plygem.com for more information.

Ply Gem management will host a conference call on August 14, 2009 at 10:00 a.m. EDT to report second quarter results.  To participate please call 866-713-8395 and use call confirmation number 45786981.
Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
	July 4, 2009	June 28, 2008
	(Amounts in thousands)

Net sales	$260,576	$341,280
Costs and expenses:
Cost of products sold	197,831	272,926
Selling, general and administrative expenses	36,008	42,569
Amortization of intangible assets	4,912	4,912
Total costs and expenses	238,751	320,407
Operating earnings	21,825	20,873
Foreign currency gain (loss)	(70)	56
Interest expense	(33,124)	(51,065)
Interest income	83	107
Loss before benefit for income taxes	(11,286)	(30,029)
Benefit for income taxes	(3,307)	(10,536)
Net loss	$(7,979)	$(19,493)

	For the six months ended
	July 4, 2009	June 28, 2008
	(Amounts in thousands)

Net sales	$443,327	$597,653
Costs and expenses:
Cost of products sold	367,522	498,807
Selling, general and administrative expenses	76,970	82,431
Amortization of intangible assets	9,818	9,826
Total costs and expenses	454,310	591,064
Operating earnings (loss)	(10,983)	6,589
Foreign currency loss	(158)	(495)
Interest expense	(66,880)	(74,139)
Interest income	148	310
Loss before benefit for income taxes	(77,873)	(67,735)
Benefit for income taxes	(14,356)	(26,400)
Net loss	$(63,517)	$(41,335)

The accompanying notes are an integral part of this unaudited condensed consolidated statement of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period January 1, 2009 through July 4, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2008 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. as of July 4, 2009, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define Adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), goodwill impairment charges, customer inventory buybacks, and restructuring and integration costs. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	July 4, 2009	June 28, 2008
Net loss	$(7,979)	$(19,493)
Interest expense, net	33,041	50,958
Benefit for income taxes	(3,307)	(10,536)
Depreciation and amortization	14,188	14,654
Non cash loss (gain) on currency transaction	70	(56)
Customer inventory buyback	1,825	802
Restructuring/integration expense	3,675	4,919
Adjusted EBITDA	$41,513	$41,248

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the six months ended
	July 4, 2009	June 28, 2008
Net loss	$(63,517)	$(41,335)
Interest expense, net	66,732	73,829
Benefit for income taxes	(14,356)	(26,400)
Depreciation and amortization	28,084	30,680
Non cash loss on currency transaction	158	495
Customer inventory buyback	3,510	1,033
Restructuring/integration expense	7,565	8,117
Adjusted EBITDA	$28,176	$46,419

3.	Long-term debt amounts in the selected balance sheets at July 4, 2009 and December 31, 2008 consisted of the following:

	July 4, 2009	December 31, 2008
	(Amounts in thousands)

Senior secured asset based revolving credit facility	$80,000	$60,000
9% Senior subordinated notes due 2012, including
unamortized premium of $126 and $146	360,126	360,146
11.75% Senior secured notes due 2013, net of
unamortized discount of $5,445 and $5,960	694,555	694,040
	$1,134,681	$1,114,186

4.	The following is a summary of selected balance sheet amounts at July 4, 2009 and December 31, 2008:

	July 4, 2009	December 31, 2008
	(Amounts in thousands)

Cash and cash equivalents	$19,482	$58,289
Accounts receivable, less allowances	136,322	90,527
Inventories	93,746	123,412
Prepaid expenses and other current assets	23,105	19,985
Property and equipment, net	155,758	170,011
Intangible assets, net	183,896	193,604
Goodwill	391,836	390,779
Accounts payable	61,033	59,603
Long-term debt	1,134,681	1,114,186
Stockholder's deficit	(304,929)	(242,628)